1 TCG BDC, Inc. Quarterly Earnings Presentation DECEMBER 31, 2020

Disclaimer and Forward-Looking Statement This presentation (the “Presentation”) has been prepared by TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on February 24, 2021 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. This Presentation provides limited information regarding the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks. This Presentation may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission (the “SEC”), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation. TCG BDC is managed by Carlyle Global Credit Investment Management L.L.C. (the “Investment Adviser”), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group Inc. (together with its affiliates, “Carlyle”). This Presentation contains information about the Company and certain of its affiliates and includes the Company’s historical performance. You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historical rates or will be paid at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity. 2

TCG BDC Highlights TCG BDC OVERVIEW • Middle-market lending focused BDC externally managed by The Carlyle Group (1) • Current market capitalization of $664 million (2) (NASDAQ listed; ticker: CGBD) • Track record of consistent dividend delivery to shareholders – LTM dividend yield on quarter-end net asset value ("NAV") of 9.6% INVESTMENT STRATEGY • Directly originate private credit investments with a focus on U.S. private equity finance • Maintain appropriately diversified, defensively oriented portfolio of primarily senior secured debt instruments • Utilize Carlyle's extensive platform resources to generate differentiated results for TCG BDC shareholders BENEFITS OF CARLYLE • Founded in 1987, Carlyle is a leading global alternative asset manager with $246bn of AUM • Carlyle’s Global Credit segment, with $56bn of AUM, has a 20-year track record of successful credit investing • Carlyle’s broad capabilities, scaled capital base, and depth of expertise create sustainable competitive advantages across market environments DEFENSIVELY POSITIONED PORTFOLIO • Well-diversified by issuer and industry: top 10 borrowers and top 3 industries are 19% and 25% of exposure, respectively • Heavily concentrated in first lien loans, of which 90% contain a financial covenant (3) • Approximately half the exposure of broader markets to cyclical industries Source: The Carlyle Group. As of December 31, 2020 unless otherwise stated. (1) TCG BDC is externally managed by the Investment Adviser, which is a wholly-owned subsidiary of The Carlyle Group. (2) As of February 22, 2021. (3) LTM average of approximately 70% of fair value, and excludes loans categorized as first lien last out. 3

• Net investment income per common share was $0.38 per common share, net of the preferred dividend, again comfortably covering the regular dividend of $0.32 • Continued improvement in credit performance with net realized/unrealized gains of $16.3 million, or $0.28 per share • NAV per common share increased 2.5% to $15.39 at 4Q20 from $15.01 at 3Q20 • Total non-accruals decreased to 3.2% of total investments at fair value • Total investments at fair value was $1.8 billion at 4Q20, compared to $1.9 billion at 3Q20 • Robust fourth quarter investment origination of $257 million with a yield of 8.2%, as M&A demand rebounded from the depths of the crisis • Closed on Middle Market Credit Fund II, LLC ("Credit Fund II") and contributed $250 million in senior secured debt principal from TCG BDC in exchange for 84% stake Portfolio & Investment Activity Fourth Quarter Results • Declared 1Q21 regular dividend of $0.32 plus a supplemental dividend of $0.05 per share • Paid 4Q20 regular dividend of $0.32 plus a supplemental dividend of $0.04 per share, resulting in a LTM dividend yield of 9.6% based on quarter-end NAV • Resumed share repurchases with an additional 1.0 million shares for $11.3 million, contributing $0.08 per share in NAV accretion • Closed a private offering of $75 million in aggregate principal amount of 4.50% senior unsecured notes due December 31, 2024, further strengthening our balance sheet Dividend & Capital Activity Q4 2020 Quarterly Results 4

Portfolio Highlights

Total Investments and Commitments ($mm)	$1,975
Unfunded Commitments [1] ($mm)	$150
Investments at Fair Value ($mm)	$1,826
Yield of Debt Investments at Cost [2] (%)	8.12%
Yield of Debt Investments at Fair Value [2] (%)	8.59%
Number of Investments	160
Number of Portfolio Companies	117
Floating / Fixed [3] (%)	99.1% / 0.9%

KEY STATISTICS

- Top 10 Investments
- Next 11-25 Investments
- Remaining Investments
- Investment Funds


16%
19%
20%
45%

ASSET MIX

DIVERSIFICATION BY BORROWER

INDUSTRY

- First Lien Debt (excluding First Lien Last Out)
- First Lien Last Out Debt
- Second Lien Debt
- Equity Investments
- Investment Funds


16%
2%
16%
3%
64%

- High Tech Industries
- Business Services
- Healthcare & Pharmaceuticals
- Telecommunications
- Banking, Finance, Insurance & Real Estate
- Aerospace & Defense
- Software
- Investment Funds
- All Others


11%
7%
6%
5%
5%
5%
5%
16%
39%

(1) Excludes the Company's commitments to fund capital to Middle Market Credit Fund, LLC ("Credit Fund"), which is not consolidated with the Company. (2) Weighted average yields of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yields for TCG BDC do not include TCG BDC's investment in Credit Fund or Credit Fund II. (3) % of fair value of first and second lien debt.

5

Financial Performance Summary

(Dollar amounts in thousands, except per share data)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Net Asset Value per Common Share					
Net Investment Income [1]	$0.43	$0.42	$0.38	$0.36	$0.38
Net Realized & Unrealized Appreciation (Depreciation)	0.02	(2.57)	0.61	0.22	0.28
Net Income (Loss)	0.46	(2.15)	0.99	0.58	0.66
Dividends Paid	0.55	0.37	0.37	0.37	0.36
Impact of Share Repurchases	0.06	0.14	—	—	0.08
Net Asset Value	**$16.56**	**$14.18**	**$14.80**	**$15.01**	**$15.39**
Common Shares Outstanding (in thousands)					
Weighted Average Shares Outstanding for the Period	58,785	59,588	56,309	56,309	55,961
Shares Outstanding at End of Period	57,764	56,309	56,309	56,309	55,320
Portfolio Highlights					
Total Fair Value of Investments	$2,123,964	$2,024,277	$1,907,555	$1,948,173	$1,825,749
Number of Portfolio Companies	112	110	111	114	117
Average Size of Investment in Portfolio Company (Notional) [2]	$19,848	$20,337	$18,380	$18,380	$16,200
Weighted Average all-in Yield on Investments at Amortized Cost [3]	8.22%	7.74%	7.34%	7.44%	8.12%
Weighted Average all-in Yield on Investments at Fair Value [3]	8.50%	8.56%	7.90%	7.94%	8.59%
Debt to Equity					
Net Assets	$956,471	$798,534	$883,304	$895,222	$901,363
Debt	$1,177,832	$1,262,960	$1,035,799	$1,074,806	$983,923
Net Financial Leverage at Quarter End [4]			1.17x	1.20x	1.06x
Statutory Debt To Equity at Quarter End [5]	1.23x	1.58x	1.31x	1.33x	1.21x

Note: The net asset value per share and dividends declared per share are based on the common shares outstanding at each respective quarter-end. Net investment income per common share and net change in realized and unrealized appreciation (depreciation) per common share are based on the weighted average number of common shares outstanding for the period.

(1) Net of the preferred dividend. (2) Excludes equity investments. (3) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of each respective period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. (4) Net of excess cash held at period end and reflects cumulative convertible preferred securities as equity. (5) Reflects cumulative convertible preferred securities as debt. These securities are considered "senior securities" for the purposes of calculating asset coverage pursuant to the Investment Company Act.

6

Origination Activity Detail

(Dollar amounts in thousands and based on par/principal)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
TCG BDC Originations and Net Investment Activity					
Investment Fundings	$ 289,763	$ 328,119	$ 63,080	$ 60,826	$ 256,675
Unfunded Commitments, Net Change	(23,963)	(45,902)	13,630	7,706	(24,345)
Sales and Repayments	(319,882)	(288,190)	(264,200)	(36,441)	(400,016)
Net Investment Activity	**$ (54,082)**	**$ (5,973)**	**$ (187,490)**	**$ 32,091**	**$ (167,686)**
TCG BDC Originations by Asset Type (1)					
First Lien Debt (excluding First Lien, Last Out Debt)	87.8%	43.9%	65.4%	99.4%	76.8%
First Lien, Last Out Debt	3.5%	—%	33.2%	—%	5.6%
Second Lien Debt	7.9%	50.0%	0.6%	—%	17.2%
Equity Investments	0.8%	6.1%	0.8%	0.6%	0.5%
TCG BDC Total Investment Portfolio at Fair Value (2)					
First Lien Debt (excluding First Lien, Last Out Debt)	74.6%	73.0%	69.0%	69.0%	63.6%
First Lien, Last Out Debt	3.7%	2.8%	4.1%	4.0%	3.4%
Second Lien Debt	11.0%	13.6%	14.6%	14.8%	15.6%
Equity Investments	1.0%	1.5%	1.7%	1.7%	1.9%
Investment Funds	9.6%	9.2%	10.6%	10.5%	15.5%

Please refer to the Company's Form 10-K for the year ended December 31, 2020 ("Form 10-K") for more information. No assurance is given that the Company will continue to achieve comparable results.
(1) Excludes activity related to the Investment Funds. (2) At quarter end.

7

Quarterly Operating Results Detail

(Dollar amounts in thousands)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Investment Income					
Interest Income	$44,248	$41,009	$35,026	$33,114	$32,242
Payment-In-Kind Interest Income	910	643	1,202	1,810	1,821
Income From Credit Funds	7,028	6,549	5,500	5,750	6,478
Other Income	1,279	2,344	3,547	2,110	2,973
Total Investment Income	$53,465	$50,545	$45,275	$42,784	$43,514

(Dollar amounts in thousands)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Expenses					
Management Fees (1)	7,702	7,386	7,065	7,134	7,063
Incentive Fees (2)	5,383	5,086	4,667	4,322	4,480
Interest Expense & Credit Facility Fees	13,321	12,769	10,231	8,019	8,562
Other Expenses	1,447	1,280	1,520	1,688	1,466
Excise Tax Expense	235	52	100	387	34
Net Expenses	28,088	26,573	23,583	21,550	21,605
Net Investment Income	**25,377**	**23,972**	**21,692**	**21,234**	**21,909**
Net Realized and Change in Unrealized Gains (Losses)	1,459	(145,072)	34,466	12,374	16,254
Net Income (Loss)	**$26,836**	**$(121,100)**	**$56,158**	**$33,608**	**$38,163**

(1) Beginning October 1, 2017, the base management fee is calculated at an annual rate of 1.50% of the Company's gross assets, excluding cash and cash equivalents but including assets acquired through the use of leverage. In addition, on August 6, 2018, the Company's Board of Directors approved a one-third (0.50%) reduction in the 1.50% annual base management fee rate charged by the Investment Adviser on assets financed using leverage in excess of 1.0x debt to equity. Effective July 1, 2018, the reduced annual fee of 1.00% applies to the average value of the Company's gross assets as of the end of the two most recently completed calendar quarters that exceeds the product of (i) 200% and (ii) the average value of the Company's net asset value at the end of the two most recently completed calendar quarters.

(2) Effective October 1, 2017, the Investment Adviser agreed to charge 17.5% instead of 20% with respect to the entire calculation of the incentive fee.

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part II, Item 8 of the Company's Form 10-K for additional details.

8

Quarterly Balance Sheet Detail

(Dollar amounts in thousands, except per share data)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Assets					
Investments—non-controlled/non-affiliated, at fair value	$1,897,057	$1,826,422	$1,692,073	$1,737,044	$1,509,271
Investments—non-controlled/affiliated, at fair value	—	—	—	—	26,180
Investments—controlled/affiliated, at fair value	226,907	197,855	215,482	211,129	290,298
Total investments, at fair value	2,123,964	2,024,277	1,907,555	1,948,173	1,825,749
Cash and cash equivalents	36,751	65,525	29,916	37,088	68,419
Receivable for investment sold	6,162	15,655	53	74	4,313
Deferred financing costs	4,032	4,026	3,749	3,651	3,633
Interest Receivable from Non-Controlled/Non-Affiliated Investments	9,462	10,406	10,873	12,791	12,634
Interest Receivable from Non-Controlled/Affiliated Investments	—	—	—	—	569
Interest and Dividend Receivable from Controlled/Affiliated Investments	6,845	6,350	5,589	5,754	6,480
Prepaid expenses and other assets	317	587	899	856	816
Total assets	**$2,187,533**	**$2,126,826**	**$1,958,634**	**$2,008,387**	**$1,922,613**
Liabilities & Net Assets					
Payable for investments purchased	$—	$24,345	$61	$—	$809
Secured borrowings	616,543	701,609	474,386	513,332	347,949
2015-1 Notes payable, net of unamortized debt issuance costs	446,289	446,351	446,413	446,474	446,536
Senior Notes, net of unamortized debt issuance costs	115,000	115,000	115,000	115,000	189,438
Interest and credit facility fees payable	6,764	6,100	4,532	3,405	2,439
Dividend payable	31,760	20,824	21,379	20,830	19,892
Base management and incentive fees payable	13,236	12,333	11,572	11,473	11,549
Administrative service fees payable	77	98	129	85	85
Other accrued expenses and liabilities	1,393	1,632	1,858	2,566	2,553
Total liabilities	1,231,062	1,328,292	1,075,330	1,113,165	1,021,250
Net assets	956,471	798,534	883,304	895,222	901,363
Total liabilities & net assets	**$2,187,533**	**$2,126,826**	**$1,958,634**	**$2,008,387**	**$1,922,613**
Net Asset Value Per Common Share	**$16.56**	**$14.18**	**$14.80**	**$15.01**	**$15.39**

Please refer to the Company's Form 10-K for more information.

9

Investment Funds Update (16% of TCG BDC Portfolio)

Credit Fund Key Statistics - Credit Fund

Total Investments and Commitments ($mm)	$1,138
Unfunded Commitments ($mm)	$81
Investments at Fair Value ($mm)	$1,056
Yield of Debt Investments (%) [1]	6.0%
Number of Investments	58
First Lien Exposure (%) [2]	97%
Floating / Fixed (%) [3]	97.7% / 2.3%
Dividend Yield to TCG BDC	9%

Portfolio Composition - Credit Fund

Diversification by Borrower



Top 10 Investments 30%
Next 11 - 25 Investments 34%
Remaining Investments 36%

Industry



Healthcare & Pharmaceuticals 13%
Banking, Finance, Insurance & Real Estate 12%
Business Services 9%
Containers, Packaging & Glass
Software 7%
High Tech Industries 7%
Capital Equipment 5%
Telecommunications 5%
Media: Advertising, Printing & Publishing 5%
Other 30%

Credit Fund Key Statistics - Credit Fund II

Total Investments and Commitments ($mm)	$246
Unfunded Commitments ($mm)	$0
Investments at Fair Value ($mm)	$246
Yield of Debt Investments (%) [1]	7.3%
Number of Investments	44
First Lien Exposure (%) [2]	90%
Floating / Fixed (%) [3]	99.1% / 0.9%
Dividend Yield to TCG BDC	12%

Portfolio Composition - Credit Fund II

Diversification by Borrower



Top 10 Investments 36%
Next 11 - 25 Investments 42%
Remaining Investments 22%

Industry



High Tech Industries 15%
Banking, Finance, Insurance & Real Estate 13%
Software 11%
Business Services 8%
Aerospace & Defense 7%
Telecommunications 6%
Containers, Packaging & Glass 6%
Healthcare & Pharmaceuticals 6%
Other 28%

(1) Weighted average yields at cost of the debt investments include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. (2) First lien, excluding loans categorized as first lien last out, as a % of fair value. (3) % of fair value of first and second lien debt.

10

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period. Net investment income is also net of the preferred dividend. Net Asset Value Per Share Bridge Full Year 2020Fourth Quarter 2020 11 $15.01 $0.38 $(0.36) $0.28 $0.08 $15.39 September 30, 2020 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases December 31, 2020 NAV $16.56 $1.54 $(1.47) $(1.46) $0.22 $15.39 December 31, 2019 NAV Net Investment Income Dividend Declared Net Realized and Unrealized Gain (Loss) Impact of Share Repurchases December 31, 2020 NAV

Risk Rating Distribution

- As of December 31, 2020, 4 borrowers were on non-accrual status, representing 3.2% of total investments at fair value and 5.5% at amortized cost

Portfolio Risk Ratings						
(Dollar amounts in millions)	June 30, 2020		September 30, 2020		December 31, 2020	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	$37.3	2.2%	$38.8	2.3%	$19.1	1.3%
2	1,145.7	68.5%	1,201.4	70.2%	1,047.5	69.4%
3	412.4	24.7%	380.8	22.3%	361.1	23.9%
4	36.8	2.2%	48.9	2.9%	48.1	3.2%
5	41.3	2.5%	40.9	2.4%	32.8	2.2%
Total	**$1,673.5**	**100.0%**	**$1,710.8**	**100.0%**	**$1,508.6**	**100.0%**

Rating	Definition
1	Borrower is operating above expectations, and the trends and risk factors are generally favorable.
2	Borrower is operating generally as expected or at an acceptable level of performance. The level of risk to our initial cost bases is similar to the risk to our initial cost basis at the time of origination. This is the initial risk rating assigned to all new borrowers.
3	Borrower is operating below expectations and level of risk to our cost basis has increased since the time of origination. The borrower may be out of compliance with debt covenants. Payments are generally current although there may be higher risk of payment default
4	Borrower is operating materially below expectations and the loan's risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not by more than 120 days. It is anticipated that we may not recoup our initial cost basis and may realize a loss of our initial cost basis upon exit
5	Borrower is operating substantially below expectations and the loan's risk has increased substantially since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. It is anticipated that we will not recoup our initial cost basis and may realize a substantial loss of our initial cost basis upon exit

12

Funding and Capital Management Overview

Overview of Financing Facilities (1)

	Size	Original Tenor / Maturity Date	Pricing
Credit Facility (2)	$688 million	5 years (4 year revolving); maturity date 10/28/25	L+225 bps / 37.5 bps unused fee
2015-1R Notes (2) (4)	$449 million	10/15/2031	237 bps (3)
2019 Senior Unsecured Notes	$115 million	12/31/2024	475 bps Fixed
2020 Senior Unsecured Notes	$75 million	12/31/2024	450 bps Fixed
Credit Fund Sub Facility (2)	$640 million	6 years (3 years revolving); maturity date 5/22/2024	L+225 bps / 50-75 bps unused fee
Credit Fund 2019-2 Notes (5)	$256 million outstanding ($352 million at closing)	4/15/2029	294 bps (3)
Credit Fund Warehouse II Facility(5)	$150 million	3 years (2 years revolving); maturity date 8/16/2022	L+115 bps
Credit Fund II Sub Facility (6)	$158 million	11/3/2030	L+273 bps (7)

Cumulative Convertible Preferred Stock (8)

Price	Shares Outstanding	Dividend	Convertible Feature
$25 per share / $50 million total	2,000,000	7.0% Cash or 9.0% PIK	Convertible at the option of the holder beginning 11/5/20 at the Liquidation Preference divided by $9.50

% of Committed Balance Sheet Leverage Utilized



74%

% of Utilized Balance Sheet Leverage Mark-To-Market



35%

(1) Refer to Notes 7 and 8 to the consolidated financial statements included in Part II, Item 8 of the Company's Form 10-K for additional details. (2) Size represents maximum principal amount of the facility and is subject to availability under the facility, which is based on certain advance rates multiplied by the value of certain portfolio investments of the Company or Credit Fund (subject to certain concentration limitations) and may be net of certain other indebtedness that the Company, Credit Fund or Credit Fund II may incur in accordance with the terms of the facility. Middle Market Credit Fund SPV, LLC (the "Credit Fund Sub") is a wholly-owned subsidiary of Credit Fund and is consolidated in Credit Fund's consolidated financial statements. (3) Weighted average interest rate, including amortization of debt issuance costs on the 2015-1R Notes and 2019-2 Notes, respectively, for the quarter ended December 31, 2020. (4) Carlyle Direct Lending CLO 2015-1R LLC, the issuer, is a wholly-owned and consolidated subsidiary of the Company. (5) MMCF Warehouse II, LLC, is a wholly-owned and consolidated subsidiary of Credit Fund. (6) Middle Market Credit Fund II SPV, LLC (the "Credit Fund II Sub") is a wholly-owned and consolidated subsidiary of Credit Fund II. (7) Pricing varies by class under the terms of the facility agreement. (8) Refer to Note 10 to the consolidated financial statements included in Part II, Item 8 of the Company's Form 10-K for additional details.

13

Stock and Dividend Information $664 Million Market Cap (2) Nasdaq Exchange CGBD Ticker 9.6% LTM Dividend Yield 160 Unique Investments $1.8 billion Current Portfolio Size 64% 1st Lien Debt (3) $96 Million Inception-to-date Share Repurchases HISTORICAL DIVIDEND DATA Note: Historical dividend data for dividends declared prior to the period shown are available on the Company’s website at tcgbdc.com. There can be no assurance that the Company will continue to achieve comparable results. (1) Last-twelve-month ("LTM ") dividend yield is calculated by dividing the sum of the declared dividends for the most recent four quarters by the ending net asset value. (2) As of February 22, 2021 (3) Based on fair value, and excludes loans categorized as first lien last out. 14 $0.37 $0.37 $0.42 $0.40 $0.40 $0.40 $0.40 $0.41 $0.41 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.37 $0.32 $0.32 $0.18 $0.07 $0.12 $0.20 $0.08 $0.18 $0.05 $0.04 7.9% 8.8% 8.7% 9.9% 10.1% 10.1% 10.2% 9.6% 9.6% 9.2% 9.0% 9.1% 8.8% 8.9% 9.1% 9.8% 9.7% 10.3% 10.6% 10.5% 12.3% 11.2% 11.1% 9.6% Dividend Special / Supplemental Dividend LTM Dividend Yield Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20